UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2019

LIVEXLIVE MEDIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38249	98-0657263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Sunset Boulevard, Suite #1201 West Hollywood, CA 90069
(Address of Principal Executive Offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVX	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company:  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2019, LiveXLive Media, Inc. (the “Company”) entered into an Amendment Agreement (“Agreement”) with JGB Capital, LP, JGB Capital Partners, LP and JGB (Cayman) Finlaggan Ltd. (collectively, the "Holders"), and JGB Collateral LLC (the “Agent”), as agent for the Holders with respect to that certain Securities Purchase Agreement, dated as of June 29, 2018, as amended on February 11, 2019 (as amended, the “Purchase Agreement”), whereby the Company issued to the Holders, and the Holders acquired from the Company, on June 29, 2018 12.75% Original Issue Discount Senior Secured Debentures due June 29, 2021, in the aggregate original principal amount of $10,640,000 and on February 11, 2019 12.75% Original Issue Discount Senior Secured Debentures due June 29, 2021, in the aggregate original principal amount of $3,192,000 (collectively the “Debentures” and each a “Debenture”). Pursuant to the Agreement, in consideration for the Company’s payment to the Holders of $150,000, the Holders and the Company agreed to amend and restate (retroactive to June 30, 2019) Schedule E to each Debenture with respect to certain EBITDA and revenue targets as follows:

Calendar Quarter	EBITDA Target	Revenue Target
December 31, 2018	($2,600,000)	$6,645,595
March 31, 2019	($1,970,550)	$6,463,884
June 30, 2019	($6,565,217)	$9,300,000
September 30, 2019	($6,927,397)	$9,300,000
December 31, 2019	($7,401,139)	$15,004,979
March 31, 2020	($6,649,303)	$12,814,296
June 30, 2020	($6,658,498)	$17,858,320
September 30, 2020	($7,673,350)	$23,545,985
December 31, 2020	($8,395,590)	$22,983,779
March 31, 2021	($8,414,084)	$19,064,209

As of July 24, 2019, the Company did not meet the June 30, 2019 quarterly revenue covenants in the Purchase Agreement. In addition, the Company’s current forecast shows that a potential violation of its September 30, 2019 quarterly revenue covenant in the Purchase Agreement may occur. Accordingly, after giving effect to the foregoing amendment to Schedule E to each Debenture, the Holders and the Company agreed that no event of default has occurred or is continuing and that the Company and each guarantor have complied in all material respects with their respective obligations under the Debentures and the Purchase Agreement.

The Agreement shall become effective on the date that the Company actually receives aggregate net proceeds of at least $9,300,000 from the issuance and sale of its common stock by not later than 5:00 p.m. (local time in New York City, New York) on July 31, 2019 and provided that certain other conditions are met.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2019.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

By:	/s/ Robert S. Ellin
Name: Robert S. Ellin
Title: Chief Executive Officer and Chairman of the Board of Directors

Date: July 25, 2019

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